AMERICAN CENTURY MUTUAL FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has (i) determined to change the name of the Veedot Fund to Adaptive Equity Fund, (ii) duly established new A class, C class, R class, and R6 class of shares for the series of shares titled Adaptive Equity Fund, (iii) determined to eliminate the B class of shares for the Heritage Fund, Small Cap Growth Fund, and Sustainable Equity Fund, and (iv) increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Twelve Billion (12,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Twelve Billion (12,000,000,000) shares of capital stock.

FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred Twenty Million Dollars ($120,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is One Hundred Twenty Million Dollars ($120,000,000).

SIXTH: Immediately prior to the Reallocation the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the fourteen (14) series of stock and aggregate par value of each Class was as follows:

Series Name	Class Name	No. of Shares Allocated	Aggregate Par Value

Growth Fund	Investor	1,300,000,000	$13,000,000
	Institutional	400,000,000	4,000,000
	A	300,000,000	3,000,000
	C	20,000,000	200,000
	R	30,000,000	300,000
	R6	80,000,000	800,000

Select Fund	Investor	300,000,000	3,000,000
	Institutional	40,000,000	400,000
	A	75,000,000	750,000
	C	25,000,000	250,000

Series Name	Class Name	No. of Shares Allocated	Aggregate Par Value
	R	40,000,000	400,000
	R6	50,000,000	500,000

Ultra Fund	Investor	3,500,000,000	35,000,000
	Institutional	200,000,000	2,000,000
	A	100,000,000	1,000,000
	C	40,000,000	400,000
	R	50,000,000	500,000
	R6	50,000,000	500,000

Heritage Fund	Investor	1,160,000,000	11,600,000
	Institutional	120,000,000	1,200,000
	A	510,000,000	5,100,000
	B	30,000,000	300,000
	C	85,000,000	850,000
	R	40,000,000	400,000
	R6	50,000,000	500,000

All Cap Growth Fund	Investor	225,000,000	2,250,000
	Institutional	25,000,000	250,000
	A	25,000,000	250,000
	C	25,000,000	250,000
	R	25,000,000	250,000

Balanced Fund	Investor	300,000,000	3,000,000
	Institutional	20,000,000	200,000

New Opportunities Fund	Investor	200,000,000	2,000,000
	Institutional	25,000,000	250,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Capital Value Fund	Investor	200,000,000	2,000,000
	Institutional	15,000,000	150,000
	A	50,000,000	500,000

Veedot Fund	Investor	200,000,000	2,000,000
	Institutional	100,000,000	1,000,000

Small Cap Growth Fund	Investor	165,000,000	1,650,000
	Institutional	150,000,000	1,500,000
	A	110,000,000	1,100,000
	B	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	50,000,000	500,000

Series Name	Class Name	No. of Shares Allocated	Aggregate Par Value
Sustainable Equity (f/k/a Fundamental Equity Fund)	Investor	200,000,000	2,000,000
	Institutional	25,000,000	250,000
	A	150,000,000	1,500,000
	B	20,000,000	200,000
	C	50,000,000	500,000
	R	20,000,000	200,000

NT Growth Fund	Institutional	420,000,000	4,200,000
	R6	50,000,000	500,000

NT Heritage Fund	Institutional	275,000,000	2,750,000
	R6	50,000,000	500,000

Focused Growth Fund	Investor	50,000,000	500,000
	Institutional	20,000,000	200,000
	A	15,000,000	150,000
	C	15,000,000	150,000
	R	15,000,000	150,000

SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Twelve Billion (12,000,000,000) shares of the Twelve Billion (12,000,000,000) shares of authorized capital stock of the Corporation among the fourteen (14) series of stock of the Corporation and the various Classes as follows:

Series Name	Class Name	No. of Shares	Aggregate Par Value
Growth Fund	Investor	1,330,000,000	$13,300,000
	Institutional	420,000,000	4,200,000
	A	200,000,000	2,000,000
	C	15,000,000	150,000
	R	30,000,000	300,000
	R6	95,000,000	950,000

Select Fund	Investor	310,000,000	3,100,000
	Institutional	35,000,000	350,000
	A	60,000,000	600,000
	C	20,000,000	200,000
	R	30,000,000	300,000
	R6	45,000,000	450,000

Ultra Fund	Investor	3,400,000,000	34,000,000
	Institutional	200,000,000	2,000,000
	A	80,000,000	800,000
	C	20,000,000	200,000
	R	40,000,000	400,000
	R6	50,000,000	500,000

Series Name	Class Name	No. of Shares	Aggregate Par Value
Heritage Fund	Investor	1,270,000,000	12,700,000
	Institutional	120,000,000	1,200,000
	A	450,000,000	4,500,000
	C	80,000,000	800,000
	R	40,000,000	400,000
	R6	60,000,000	600,000

All Cap Growth Fund	Investor	275,000,000	2,750,000
	Institutional	20,000,000	200,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Balanced Fund	Investor	350,000,000	3,500,000
	Institutional	25,000,000	250,000

New Opportunities Fund	Investor	200,000,000	2,000,000
	Institutional	20,000,000	200,000
	A	15,000,000	150,000
	C	15,000,000	150,000
	R	15,000,000	150,000

Capital Value Fund	Investor	200,000,000	2,000,000
	Institutional	15,000,000	150,000
	A	40,000,000	400,000

Adaptive Equity Fund (f/k/a Veedot Fund)	Investor	200,000,000	2,000,000
	Institutional	90,000,000	900,000
	A	50,000,000	500,000
	C	50,000,000	500,000
	R	50,000,000	500,000
	R6	50,000,000	500,000

Small Cap Growth Fund	Investor	160,000,000	1,600,000
	Institutional	160,000,000	1,600,000
	A	110,000,000	1,100,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	45,000,000	450,000

Sustainable Equity Fund (f/k/a Fundamental Equity Fund)	Investor	140,000,000	1,400,000
	Institutional	20,000,000	200,000
	A	140,000,000	1,400,000
	C	40,000,000	400,000
	R	20,000,000	200,000

Series Name		No. of Shares	Aggregate Par Value
Focused Growth Fund	Investor	30,000,000	300,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

NT Growth Fund	Institutional	475,000,000	4,750,000
	R6	55,000,000	550,000

NT Heritage Fund	Institutional	335,000,000	3,350,000
	R6	50,000,000	500,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH:     The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

TWELFTH:     These Articles of Amendment shall become effective at 12:01 a.m. on September 7, 2016.

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IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 11th day of August, 2016.

ATTEST:		AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated:August 11, 2016	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President